ROBERT JARKOW
                           CERTIFIED PUBLIC ACCOUNTANT
                            3111 North Andrews Avenue
                         Fort Lauderdale, Florida 33309
                                 (954) 630-9070


May 14, 2002

Securities and Exchange Commission
450 Fifth Street, NW
Washington, DC 20549

Dear Sir/Madam:

I have read Item 4(a) included in the Form 8-K dated May 14, 2002 of FishtheWorld Holdings, Inc. filed with the Securities and Exchange Commission and are in agreement with the statements contained therein.

Very truly yours,

ROBERT JARKOW CPA


By: /s/ Robert Jarkow
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        ROBERT JARKOW, CPA




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